EXHIBIT 99.1

PRESS RELEASE

ESCALADE ANNOUNCES FOURTH QUARTER AND FISCAL 2004 RESULTS

Wabash, IN (February 11, 2005) Escalade, Incorporated (NASDAQ: ESCA) announced today that Fourth quarter net sales declined 15% to $57,588,000 due primarily to a shift in timing in sporting goods sales, however, full year net sales increased to a record $220,709,000, a 2% gain over the comparable year ago period. Fourth quarter net income declined 85% to $946,000 due to $5,206,000 of non-cash expenses recorded to recognize excess inventory, investment write downs, and additional restructuring charges including severance and legal fees, all within the Martin Yale Group's office products operations. Full year net income declined 47% to $7,827,000 or sixty cents per share. Both the quarter and the full year results were significantly affected by higher effective tax rates and costs associated with compliance with Sarbanes-Oxley legislation. During the year, bank debt was reduced nearly $10,000,000 after using cash of $1,721,000 for dividends and stock repurchases; reflecting cash flow well above net income.

As in the past, the highly seasonal nature of the sporting goods business makes quarter to quarter comparisons difficult. Escalade Sports' net sales of sporting goods products declined 19% to $37,316,000 for the quarter, however, full year net sales increased to $141,644,000, a 5% gain over the prior year's comparable period. Net income was down 13% for the quarter, but up 11% for the year. Substantial progress continues to be made in our ongoing operations cost reduction program. Our customers' inventories are at relatively overall normal levels so the first half of 2005 may not see gains similar to 2004 when their inventory levels were lower, however, our improved product offerings and expanding customer base make us cautiously optimistic that 2005 will be another good year for sporting goods. Escalade Sports was once again awarded the coveted Sears Partners in Progress Award for the sixth straight year for its stellar 2004 performance.

Martin Yale's net sales of office products dipped 6% for the quarter to $20,272,000 resulting in full year net sales of $79,065,000 a decline of 3% against the comparable year ago period. Net income declined 182% for the quarter resulting in a loss due to the one time pretax charges of $5,206,000 discussed above. This coupled with the $2,724,000 of restructuring charges and goodwill impairment loss recorded in the third quarter put the full year net income down 136%, also a loss. The entire decline in profitability is within the European operations as the U.S. net income increased during the quarter and for the full year. The product rationalization that has occurred throughout the year will make it difficult to achieve a sales increase in 2005, however, the results of the cost cutting, restructuring, and consolidation efforts should put us in a more competitive position and provide substantial improved profitability for 2005.

Our European (50% owned) sporting goods joint ventures, Stiga and Escalade International continued to contribute to earnings, collectively providing $.06 per share for the full year.

We are continuing to evaluate acquisition opportunities in the sporting goods industry, along with other means of enhancing shareholder value.

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen Vice President and CFO at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.

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                     ESCALADE, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

               (Unaudited, In Thousands Except Per Share Amounts)

                                                       3 Months Ended                 12 Months Ended
                                                ----------------------------    ----------------------------
                                                 25 Dec 2004     27 Dec 2003     25 Dec 2004     27 Dec 2003
                                                ------------    ------------    ------------    ------------
NET SALES ...................................   $     57,588    $     67,341    $    220,709    $    216,268

OPERATING EXPENSES
      Cost of goods sold ....................         40,010          50,994         158,391         154,365
      Selling and administrative ............         12,656           8,639          43,070          40,907
      Restructuring Costs ...................            954              --           2,366              --
      Goodwill impairment loss ..............             --              --           1,312              --
                                                ------------    ------------    ------------    ------------

OPERATING INCOME ............................          3,968           7,708          15,570          20,996

OTHER INCOME (EXPENSE)
      Interest expense ......................           (345)           (482)         (1,772)         (2,282)
      Other income (expense) ................           (527)          1,425              19           2,509
                                                ------------    ------------    ------------    ------------

INCOME BEFORE INCOME TAXES ..................          3,096           8,651          13,817          21,223

PROVISION (BENEFIT) FOR INCOME TAXES ........          2,150           2,186           5,990           6,373
                                                ------------    ------------    ------------    ------------

NET INCOME ..................................   $        946    $      6,465    $      7,827    $     14,850
                                                ============    ============    ============    ============

PER SHARE DATA
      Basic earnings per share ..............   $       0.07    $       0.50    $       0.60    $       1.15
                                                ============    ============    ============    ============
      Diluted earnings per share ............   $       0.07    $       0.49    $       0.59    $       1.13
                                                ============    ============    ============    ============
      Average shares outstanding ............         13,031          12,850          12,980          12,937



CONSOLIDATED CONDENSED BALANCE SHEET

                            (Unaudited, In Thousands)

                                           25 December 2004   27 December 2003
                                           ----------------   ----------------
ASSETS
     Current assets ....................   $         83,402   $         79,619
     Property, Plant & Equipment - net..             16,498             17,537
     Other assets ......................             17,311             18,504
     Goodwill ..........................             17,888             18,777
                                           ----------------   ----------------
        Total ..........................   $        135,099   $        134,437
                                           ================   ================

     Current liabilities ...............   $         47,606   $         54,962
     Other liabilities .................             17,515             18,192
     Stockholders' equity ..............             69,978             61,283
                                           ----------------   ----------------
        Total ..........................   $        135,099   $        134,437
                                           ================   ================

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks, include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to successfully integrate the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuations in operating results, changes in the securities markets and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to update these forward-looking statements after the date of this report.

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